                                  EXHIBIT 12(a)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


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                                                                                                     Year ended December 31,
                                                      ---------------------------------------------------------------------
(in millions)                                                 2001          2000          1999           1998          1997
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EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
   Income before income tax expense                         $ 5,479       $ 6,549       $ 6,350       $3,665       $ 4,521
   Fixed charges                                              6,893         8,022         5,943         5,935         5,736
                                                            -------       -------       -------       -------       -------
                                                            $12,372       $14,571       $12,293       $9,600       $10,257
                                                            =======       =======       =======       =======       =======

Fixed charges (1):
   Interest expense                                         $ 6,741       $ 7,860       $ 5,818       $5,782       $ 5,541
   Estimated interest component of net rental expense           152           162           125           153           195
                                                            -------       -------       -------       -------       -------
                                                            $ 6,893       $ 8,022       $ 5,943       $5,935       $ 5,736
                                                            =======       =======       =======       =======       =======

Ratio of earnings to fixed charges (2)                         1.79          1.82          2.07          1.62          1.79
                                                            =======       =======       =======       =======       =======

EARNINGS EXCLUDING INTEREST ON DEPOSITS:
   Income before income tax expense                         $ 5,479       $ 6,549       $ 6,350       $3,665       $ 4,521
   Fixed charges                                              3,340         3,933         2,777         2,420         2,233
                                                            -------       -------       -------       -------       -------
                                                            $ 8,819       $10,482       $ 9,127       $6,085       $ 6,754
                                                            =======       =======       =======       =======       =======

Fixed charges:
   Interest expense                                         $ 6,741       $ 7,860       $ 5,818       $5,782       $ 5,541
   Less interest on deposits                                  3,553         4,089         3,166         3,515         3,503
   Estimated interest component of net rental expense           152           162           125           153           195
                                                            -------       -------       -------       -------       -------
                                                            $ 3,340       $ 3,933       $ 2,777       $2,420       $ 2,233
                                                            =======       =======       =======       =======       =======

Ratio of earnings to fixed charges (2)                         2.64          2.67          3.29          2.51          3.02
                                                            =======       =======       =======       =======       =======

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(1)  As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.